Sub Item 77Q1(a)


(i) Certificate of Correction dated January 25, 2002 to the Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Combination Stock & Bond Funds, Inc. dated May 17, 2000, filed with Post-Effective Amendment No. 18 to INVESCO Combination Stock & Bond Funds, Inc. Registration Statement on January 30, 2002 and incorporated herein by reference.


(ii) Articles Supplementary to the Articles of Amendment and Restatement of Articles of Incorporation of Invesco Combination Stock & Bond Funds, Inc. dated January 29, 2002, filed with Post-Effective Amendment No. 18 to INVESCO Combination Stock & Bond Funds, Inc. Registration Statement on January 30, 2002 and incorporated herein by reference.